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                                                                 Exhibit 99.14.1



                   REPRESENTATION OF COUNSEL PURSUANT TO RULE
                    485(b) UNDER THE SECURITIES ACT OF 1933



          We hereby represent that Post-Effective Amendment No. 9 to the Registration Statement on Form S-6 of American Association of Homes for the Aging Tax-Free Trust, High Income Series 1 (Registration No. 33-15907) filed with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940 contains no disclosures which would render it ineligible to become effective pursuant to paragraph (b) of Rule 485 under the Securities Act of 1933.



                                          /s/ Ballard Spahr Andrews & Ingersoll
                                          -------------------------------------
                                              Ballard Spahr Andrews & Ingersoll


April 29, 1997